UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 6, 2010

League Now Holdings Corporation
(Exact name of registrant as specified in its charter)

Florida	333-148987	20-35337265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 W. Spring Parkway Plano, TX 75021
(Address of principal executive offices) (Zip Code)

(972) 378-6600
 (Registrant’s telephone number, including area code)

4075 Carambola Circle North
Coconut Creek, Florida 33066
 (Former name or former address, if changed since last report)

Copies to: Gregg E. Jaclin, Esq. Gary S. Eaton, Esq. Anslow & Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.   Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01Entry into a Material Definitive Agreement

As more fully described in Item 2.01 below, we acquired Pure Motion, Inc. (the “Merger”) a corporation formed to develop and introduce skill improvement products and systems for recreational sports, particularly those that require a high degree of fine motor skill and mental acuity  in accordance with a Share Exchange Agreement, dated October 6, 2010 (the “Share Exchange Agreement”) by and among League Now Holdings Corporation (“we,” “League Now” or the “Company”), James Pregiato, Pure Motion, Inc. (“Pure Motion”) and the shareholders of Pure Motion (the “Pure Motion Shareholders”).  The closing of the transaction (the “Closing”) took place on October 6, 2010 (the “Closing Date”).  On the Closing Date, we acquired 100% of the outstanding shares of common stock of Pure Motion (the “Pure Motion Stock”). In exchange for the Pure Motion Stock, the Pure Motion Shareholders acquired from us 1,500,563 shares of our common stock on a fully diluted basis (the “Exchange Shares”).

Additionally, pursuant to the terms of the Share Exchange Agreement, as consideration for the cancellation of 2,378,000 of the 2,444,446 shares of League Now common shares owned by James Pregiato (“Pregiato”), Pure Motion agreed to pay a total cash payment of $250,000 to Pregiato (the “Cash Payment”) of which $100,000 (the “Initial Cash Payment”) was paid on the Closing date and $150,000 (the “Final Cash Payment”) shall be paid within twelve weeks of the Closing Date. The 2,378,000 shares will be held in escrow until receipt of the Final Cash Payment. Mr. Pregiato has agreed to extinguish all outstanding debt and liabilities of League Now outstanding as of the Closing Date upon receipt of the Cash Payment.  A copy of the Share Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Upon Closing, Pure Motion became a wholly-owned subsidiary of the Company. The directors of the Company have approved the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement. The directors of Pure Motion have approved the Share Exchange Agreement and the transactions contemplated thereunder.

As a further condition of the Merger, Pregiato, the current sole officer and director of the Company, resigned and the following persons, Mario Barton (Chairman), Doug Anderson and Mr. Brooks Thiele were appointed as the new directors and the following persons were appointed as officers:

NAME	AGE	POSITION
Mario Barton	62	Chief Executive Officer
Marius Filmalter	53	Research Director

The Merger transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01Completion of Acquisition or Disposition of Assets

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on October 6, 2010, we acquired Pure Motion, Inc., a Texas corporation, (herein after referred as Pure Motion, Inc., or Pure Motion) a corporation formed to develop and introduce skill improvement products and systems for recreational sports, particularly those that require a high degree of fine motor skill and mental acuity, in accordance with the Share Exchange Agreement.  The closing of the transaction took place on October 6, 2010 where we acquired 100% of the Pure Motion Stock from the Pure Motion Shareholders.  In exchange, the Pure Motion Shareholders acquired the Exchange Shares representing approximately 78 % of the Company’s Common Stock upon receipt of the Final Cash Payment and cancellation of Pregiato common shares.

Pure Motion became a wholly-owned subsidiary of the Company.  The directors of the Company have approved the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement.

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act immediately before the completion of the Merger).  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s Common Stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger, with such information reflecting the Company and its securities upon consummation of the Merger.

History

Pure Motion was incorporated in the State of Texas in June 2004.

Pure Motion is a Texas corporation formed to develop and introduce skill improvement products and systems for recreational sports, particularly those that require a high degree of fine motor skill and mental acuity.  Based on management’s extensive research in cybernetics and human motor functions, the Company has developed a proprietary reflector measurement technology, which it calls TOMI (The Optimal Motion Instructor).  TOMI is a software-based device that records every motion and angle of an object in three-dimensional space and groups the collected data into a graphical feedback system.  The results are then displayed in a series of high resolution, easy-to-understand graphs and charts.

The company has spent the last two years developing and customizing its patented reflector based technology to provide specific solutions to various gaming and military training entities. TOMI’s application within the golf industry is one example of how the company has adapted its technology for specific use in the instructional sports industry, further applications in broad gaming and military training markets appear to be prevalent. Pure Motion has the ability to expand, develop and specialize its technology for wide-ranging applications that have the potential to reach several near term vertical markets. In the pages that follow we will enumerate several of those potential applications.

Overview

Pure Motion is a Texas corporation formed to develop and introduce skill improvement products and systems for recreational sports, particularly those that require a high degree of fine motor skill and mental acuity.  Based on management’s extensive research in cybernetics and human motor functions, the Company has developed a proprietary reflector measurement technology, which it calls TOMI (The Optimal Motion Instructor).  TOMI is a software-based device that records every motion and angle of an object in three-dimensional space and groups the collected data into a graphical feedback system.  The results are then displayed in a series of high resolution, easy-to-understand graphs and charts.

Initially, the Company’s business plan focused on manufacturing and marketing versions of the TOMI product designed for the game of golf (specifically, the crucial challenges presented by putting and, subsequently, chipping).  For this market, Pure Motion has developed two principal versions of the TOMI product, TOMI-Pro and TOMI-Consumer.  TOMI-Pro is designed primarily to support professional instruction and consists of the following: (i) a transmitter clip that easily attaches to any putter shaft; (ii) a base unit that receives and digitizes the signals from the clip and relays them to the user’s laptop or personal computer (either, a “PC”); and (iii) stroke analysis software installed on the PC which provides real-time feedback in graphical form on the eight critical parameters that define a well or poorly executed putt.  Pure Motion successfully introduced TOMI-Pro at the PGA Merchandise Show in Orlando, Florida on January 25-27, 2007 the company was awarded “Product of the Show”. Further, the company began shipping TOMI-Pro in August 2007; to date the company has shipped 2,700 TOMI systems into 22 different countries. The average SRP was $671.00 per unit.  Retailers currently selling TOMI are; PGA Tour Superstores, Edwin Watts and Golf Galaxy. TOMI-Pro has been featured on a segment with the Golf Channel learning center hosted by Dave Marr.  Pure Motion introduced a simplified, lower priced retail version of its TOMI-Pro product that will be essentially identical to TOMI-Pro but will display only four putting stroke parameters.  Although based on the same technology as TOMI-Pro, TOMI-Consumer has a somewhat simplified version of the stroke analysis software and will display only four putting stroke parameters. The company successfully launched TOMI-Consumer at the PGA Merchandising show in Orlando Florida in January 2008 and it began making shipments in February of 2008 at an SRP of $199.99.  Like its cousin TOMI-Pro TOMI Consumer was named “Product of the show” in 2008. Most recently Pure Motion was awarded Innovator of the Year award for 2009 by Golf Magazine.

In terms of intellectual property the Company has a patent issued for TOMI in the United States and has made the necessary filings to enable it to file patent applications for TOMI in all other developed countries.

The company has spent the last two years developing and customizing its patented reflector based technology to provide specific solutions to various gaming and military training entities. TOMI’s application within the golf industry is one example of how the company has adapted its technology for specific use in the instructional sports industry, further applications in broad gaming and military training markets appear to be prevalent. Pure Motion has the ability to expand, develop and specialize its technology for wide-ranging applications that have the potential to reach several near term vertical markets. In the pages that follow we will enumerate several of those potential applications.

Technology Overview

Augmented Reality

Augmented reality (AR) is a field of computer research which deals with the combination of real-world and computer-generated data (virtual reality), where computer graphics objects are blended into real footage in real time.

At present, most AR research is concerned with the use of live video imagery which is digitally processed and "augmented" by the addition of computer-generated graphics.  Advanced research includes the use of motion-tracking data and fiducially marked recognition, using machine vision and the construction of controlled environments containing any number of sensors and actuators.

The Pure Motion technology is significantly advanced in the AR development sector in that it captures motion while measuring and rendering this motion in three-dimensions and “4th being real time”.  Other motion capture software applications in the marketplace are surpassed by Pure Motion’s ability to concurrently record and render movement in real time and in 4D.

Although Sony and Nintendo have “gesture based recognition” software technology, the closest competitor to Pure Motion’s technology is Microsoft’s Project Natal.  However, Pure Motion has a few competitive advantages against Microsoft and other competitors which include its ability to more accurately capture data in real time, its competitive pricing, but more importantly its flexible software platform, which provides a significantly broader customer base and diversified revenue stream for Pure Motion or a prospective acquirer of Pure Motion.

An online display of the XYZ Platform technology is readily available upon request.

Prospective Clients with Ability to Utilize Technology

There are multiple markets in which the XYZ platform could be utilized to improve gaming interaction and/or training simulation.  The following are a couple of customer segments (explained in more detail in the Industry Overview Section):

1.
The XYZ Platform offers game developers across multiple gaming sectors the opportunity to integrate software that will attract an increased number of players based on the fact that the player will be immersed in “real time” into the gaming environment through LED technology, thus offering a more realistic player experience.

2.
There is a primary gap in technology currently used to train soldiers and security company employees. The XYZ platform technology has the ability to bridge this gap by training soldiers within multiple virtual world simulations and virtual world warfare environments, all while capturing data analytics and customizing and or reporting that data in real time.

Market Opportunity

Massive Multiplayer Market and Console Gaming (MMOG)

The global video gaming industry has grown rapidly to become a significant segment of the entertainment market. It represents the fastest growing component of the $1.3 trillion worldwide entertainment and media industry.  The global video game market is expected to increase from $25.4 billion in 2005 to over $50 billion in 2009 (“PWC”).

Government and Military Training Companies

Government and military training companies can utilize the XYZ Platform to simulate or render 3D environments and record all motion within those environments in real-time.  The XYZ Platform will be revolutionary in military training exercises and simulations.  The platform technology can be utilized in a multitude of environments such as urban warfare, terrorist training simulation and logistical simulation analysis.

Abstract of Patent

Pure Motion has received a patent with four claims and is pursuing additional patent protection.  The following summarizes two of those issued claims:

(1)
A system for determining the relative displacement of a rigid object is described herein.  In one embodiment, the system includes three data sources positioned on an object.  The data sources are configured to transmit data relating to positional displacement of the object.  Each data source has predefined movement parameters based on the position of each data source on the object.  In one embodiment, the system further includes a receiver unit configured to display positional information relating to the object based on the data received from each data source.  The positional information represents a single valid solution set generated in part by eliminating positional movements that exceed the predefined movement parameters.

(2)
The apparatus of claim 1, further comprising: three data sources positioned on an object, the data sources configured to transmit data relating to positional displacement of the object, each data sources having predefined movement parameters based on the position of each data source on the object, and a receiver unit for receiving the data relating to positional displacement from each data source, and a processing means for processing the data to provide positional information representing a single valid solution set generated in part by eliminating positional movements that exceed predefined movement parameters.

Pure Motion has a pending continuation-in-part patent application. The Pure Motion technology Patent, describing in detail all additional claims is available upon request.  The XYZ platform is patented with all claims issued with “no comments from examiner”, highly unusual.

Industry Overview

Massively Multiplayer Online Game Market Opportunity

Revenues in the online gaming industry have seen a meteoric rise, from $592 million (USD) in 2001 to $7.5 billion (USD) in 2007, and the market for MMOGs is anticipated to reach $9.0 billion  2009 year end.

The Tower Group forecasts that “real world” revenue generated from MMOGs will reach $11 billion (USD) annually by 2010; and that the market will grow to almost 400 million people spending over $13 billion (USD) annually by 2010.

Leading sources in the MMO gaming research space estimate a CAGR (compound annual growth rate) of close to 50% by 2010.

Virtual gaming markets include complete social and economic systems for players using specialized browsers to engage in online game playing environments.

Expenditures on PC online games are expected to increase rapidly and DFC Intelligence predicts revenues of $15.6 billion (USD) by 2013.  This growth in part reflects not only the continued increase in broadband connections across the globe, but also the attractiveness of the multiplayer environment which is more social than traditional single player gaming.

Using the internet to enhance game-play and build loyal communities of players, gaming companies have successfully monetized the online space principally through the subscription based model. Pure Motion has identified that the market is shifting towards a more interactive game playing experience.

Pure Motion is positioned to benefit tremendously from this growth.  The XYZ Platform technology allows for game developers to utilize a more realistic player environment experience within first-person shooter games (FPS’), athletic games involving applications of real time movement, and even social networking games involving dressing and shopping experiences, for instance.  Finally, the XYZ Platform technology has multiple applications in any environment requiring real time rendering and motion image capturing.  New games in this market are being developed which require the interactive application listed above.

Console Video Gaming

Through extensive research and documented case studies, Pure Motion has determined that there is a primary gap in the video game industry for controllers that offer the consumer a more realistic gaming or training experience. “Companies in the Gaming Console industry are experiencing challenging times with the rise in mobile phones and portable media players presenting them with the threat of substitutes. Products such as the Nintendo Wii and Sony PSP risk being overtaken by multifunctional media players that offer consumers more options.  The use of both the games console and the handheld version at the same time, for different functions, is an area that is expected to grow as the interoperation provides opportunities for further innovation. The availability of attachments to consoles, such as cameras, should encourage the market to continue growing” (Datamonitor). The Pure Motion technology represents a significant opportunity for the company in the console gaming industry as well; it will resolve numerous inter-operation issues that currently face Nintendo and Microsoft Xbox 360.

Brand X Games Partnership

The company has already begun initial partnership discussions with Brand X games located in Redmond Washington (www.Brandxgames.com/about.html).  Brand X Games was founded in 2006 by John Caporale and Charles Balas. Their vision is to create family friendly games that can bring all ages together. In 2007, the company was joined by long time industry guru Scott K. Tsumura. Brand X Games currently has several original titles under development.

Mr. Scott Tsumura, former founder and CEO of Nintendo Software, heads development. Mr. Tsumura and his team are highly regarded having successfully developed and licensed games as well as gaming platforms for Wonderword, Leapfrog, and Game Buddy, and most recently, developed the casual downloadable game, “Camelia's Locket: The Tale of Dead Jim Cane” for Big Fish.

Brand X has indicated that XYZ Motion should have a distinct advantage over other technology developers due to its intellectual property and the fact that the product has the ability to see and record X Y Z coordinates. Other manufacturers currently have the ability to see and record X and Y coordinates only. This includes Wii from Nintendo and Xbox 360 from Microsoft.

Continued Development

The Company plans to significantly enhance the functionality and appeal of its technology.  The gaming platform has a wireless interface option coinciding with each of the popular game box system platforms (Nintendo, Xbox and Play station) offered in the marketplace.  For example, the XYZ platform application of the technology has the flexibility to attach to any object hard or soft.  Further, the platform can be attached to arms, hands or legs.  It can also be attached to any fixed objects including golf clubs, tennis racket, baseball bat or hockey sticks.

The XYZ gaming platform application includes a proprietary servo system which allows a camera to “float” and track the users movement in real time. Unlike the current gaming controllers, this technology application can be used with many multiplayer virtual and shared playing scenarios (where multiple players – both real and virtual – can play simulated and real games across the internet).  By using the “high performance XYZ gaming technology” the user is able to attain a far more accurate and realistic experience for performance on any fitness related games. The platform also has application in real time simulations related to robotics as well as educational and development tasks for honing fine motor skills. If you need to monitor it, analyze it and report it, the Pure Motion technology can do it.

Government and Military Training Companies

A number of computer gaming products have been repurposed for use in training systems or are integrated as part of larger simulations.  Technologies that are associated with computer games are making instrumental improvements due to the popularity and financing that is available from customers.  The technologies include 3D engines, graphical user interfaces, AI, physics modeling, network play and persistent worlds.  Military training centers can utilize the XYZ platform within these interactive training environments.  This is a very popular way to train the current generation of soldiers.  Research indicates that more than 50% of young enlisted soldiers call themselves “gamers”, or are familiar with the mechanics of game play.  The XYZ platform utilized in the first person shooter environment (FPS) further creates a more realistic scenario for soldiers and government/military employees to train in.

Applications of the XYZ platform within the military training realm are many and varied.  The technology has promising applications in repetitive motion studies to determine the optimal design and layout for human-machine interactions.  For instance, production work stations can be optimized using the technology to achieve the most efficient, cost-effective accomplishment of tasks.  Using the technology in this manner, for instance, can assist in the design of airplane cockpits to ensure the most effective performance in high-stress situations requiring the execution of many tasks in a short period of time.  The technology also has tactical applications for artillery and mortar crews in coordinating various missions, such as storming a strong point or building.

Military training applications of the Company’s technology are especially enhanced by the Company’s motion capture technology.  Post-engagement review of militaristic activities such as climbing and rappelling, aircraft weapons loading and unloading, and hand to hand combat training are a few examples of how the technology can aid in outcome analysis as a means of modifying future missions to enhance the likelihood of desired results.  The technology can also be applied in the real-time modeling and simulation environment for precise six-degree of freedom (location and orientation) control – specific use in this area includes inducing proper vibratory excitations (reflexes).

The technology is optimal for testing purposes as it proves especially useful in situations where wires cannot be directly attached to the item under study. Application of the motion capture device is also advantageous in situations where testing is desired for occurrences in an undisturbed environment; alternative measuring devices disturb dynamic environments, thereby altering test results.  As such, the XYZ platform is optimal in testing scenarios including wind tunnel analysis for various test items, scale model testing for naval designs, and rotor blade testing for helicopters, to name a select few.

Summary of Competitive Technology

Although not currently in market, there is one software technology (3DV), that will compete with Pure Motions’ XYZ platform technology.  However, there are many advantages the XYZ platform has against 3DV and other future competitors.  Because 3DV is further along in development than some other companies and has been displayed at E3 in California, we have compiled an analysis of the two software platforms below as well as the current ownership structures.

•
3DV has been in development for 10 years and was recently acquired by Microsoft for $38 mm; The XYZ platform technology is currently exploring two potential paths, a minority preferred equity investment and various acquisition scenarios.

•	The XYZ platform is currently being utilized within a golf product called TOMI, so the technology is proven; 3DV is not currently in market and is only being displayed at tech fairs.
•	The XYZ platform is easy to specialize / customize development for specific customer needs, while 3DV is very hard for people to develop around.
•	XYZ can be used as a standalone system and console system in 2D, 3D and 4D platforms, while the 3DV technology can only be used in 3D environments.
•
The XYZ platform also works with cell phone cameras and has the ability to work with PSP and Nintendo DS systems and 3DV only has the capability to work with high end console systems limiting its user audience

The XYZ platform is patented with all claims issues with “no comments from examiner”, highly unusual.

Office Locations

We presently maintain our principal offices at 5601 W. Spring Creek Parkway Plano, TX 75021. Our telephone number is 972-378-6600.

Employees

As of October 6, 2010 we have 2 full time employees and 2 consultants.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

The Company has an extremely limited operating history.

Pure Motion was incorporated in June 2004 to develop, distribute, market and sell golf improvement technology and products. Since its formation, the Company has focused virtually all of its resources on the design and development of the Company’s products.  The Company has an extremely limited operating history, and its prospects must be evaluated in light of the risks and uncertainties encountered by a company in its initial stage of development.

The Company has a history of losses.

The Company has engaged in limited revenue-producing activities to date and expects to incur losses through at least 2009.  The Company will need to complete development of its consumer products and successfully commence manufacturing and marketing these products, among other things.  Failure to achieve or maintain profitability will require the Company to obtain additional financing.  Any additional financing that we may require in the future may not be available at all or, if available, may be on terms unfavorable to the Company.

There is no guarantee the Company can achieve or maintain profitability.

The Company has been in its initial stage of product development and demonstration, and has generated limited revenues or profits to date.  The Company anticipates that, in time, it will generate significant sales and profits as a result of manufacturing, licensing and marketing its products.  However, there can be no assurance that the Company will achieve revenues and profitability at the levels projected in management’s financial projections, or at all.  If the Company cannot generate sufficient revenues and profitability, it will be unable to build a sustainable business and you could lose your entire investment.

Potential investors should be aware of the problems, delays and expenses encountered by an enterprise in its formative stage of development, many of which are beyond the Company’s control.  These include unanticipated manufacturing, marketing, operational and/or competitive problems, among others.  Revenues may be substantially lower, and costs and expenses may be substantially higher, than current estimates.  Potential investors should be aware of the difficulties normally encountered by new enterprises and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the expenses, difficulties, complications, delays and competition encountered in connection with the development of a business in the sports products industry.

The Company may need additional financing after this Offering.

To date, the Company has financed its operations principally through capital infusions from its founders and a small group of investors.  The Company intends to raise an additional $2,000,000 through this Offering, although closing of the Offering is not conditioned upon receipt of a minimum amount and the Company may raise substantially less than such amount through this Offering.  The Company anticipates that this Offering, if fully subscribed, will provide it with sufficient working capital to grow its business to a point where it can finance its anticipated operating expenses through sales.  If this Offering is not fully subscribed, however, the likelihood will increase that the Company will need additional financing to meet its anticipated expenses.  Whether or not this Offering is fully subscribed, the Company will be required to generate revenue from operations to supplement the proceeds of the Offering in order to meet anticipated expenses.  If the Company’s cash flow is insufficient to finance these expenses (which may increase if, among other things, its business expands faster than projected), it will need additional debt or equity financing.  There is no assurance that such financing will be available on commercially acceptable terms, or at all. If additional funds are raised through the issuance of shares, convertible debt or similar securities of the Company, the percentage of ownership of the Company’s shareholders will be reduced, and such securities may have rights or preferences superior to those of the Company’s securities issued pursuant to this Offering.  If adequate funds are not available or are not available on acceptable terms, the Company’s ability to fund its expansion, take advantage of potential opportunities, develop or enhance products or otherwise respond to competitive pressures would be limited significantly.

The Company’s products may not achieve market acceptance.

The Company’s growth and profitability will depend upon broad market acceptance of its products.  The overall success of the Company’s products is expected largely to depend on their acceptance and use initially by golf professionals and instructors and ultimately by amateur golfers.  Market acceptance of the Company’s products may be adversely affected by a variety of factors, including product features, quality and pricing, the effectiveness of the Company’s sales and marketing efforts and competition.  The failure of the Company to achieve broad acceptance of its products would have a material adverse effect on the Company’s business, financial condition and results of operations.

Current and potential competitors, some of whom have greater resources and experience than the Company, may develop products and technologies that may cause demand for, and the prices of, its products to decline.

The Company will likely experience a competitive market subject to rapid change, and may be adversely affected by new product introductions and other market activities of competitors.  Additionally, competitors may combine with each other, and other companies may enter the Company’s markets by acquiring or entering into strategic relationships with its competitors.  Current and potential competitors may establish cooperative relationships among themselves or with third parties to increase the abilities of their existing products to address the needs of our prospective customers.

Many of the current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than the Company.  They may be able to develop products comparable or superior to those offered by the Company, adapt more quickly than the Company to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than the Company.  If the Company is not able to compete effectively in its markets, it may not succeed in its business plan.

The Company relies on the services of key personnel.

The Company’s future performance depends to a significant degree on the continued service of a few full and part time key technical and managerial personnel, including without limitation its Chief Executive Officer and its Research Director.  If the Company loses the services of any of these individuals, its business, operating results and financial condition could be materially and adversely effected.  The Company’s future success also depends on its continuing ability to attract and retain highly qualified sales, technical, customer support, and managerial personnel.  There can be no assurance that the Company will be able to retain its key employees, or that it can attract, assimilate and retain other highly qualified personnel in the future.  The failure to attract, motivate and retain these employees could harm the Company’s business.

The Company believes that acceptance of its products by touring professionals is an important aspect of its marketing strategy and ultimately validates the products in the mind of teaching professionals and amateur golfers. The Company plans to enter into endorsement arrangements with a number golf professionals. There can be no assurance that we will be able to attract and agree to terms with such golf professionals, or that their endorsements will increase sales of our products.

If the popularity of golf or video gaming decreases, our revenues will likely decrease and our ability to grow will be impaired.

Although the Company contemplates developing, manufacturing and marketing video gamimg and  training products for other sports in the future, any revenues generated by the Company will be from the sale of golf-related products at least through mid-2010 and perhaps beyond. The demand for our golf products is related to the popularity of golf and the number of golfers.  If the demand for golf equipment or training aids decreases, or golf participation decreases, our revenues will be negatively affected and we may never operate profitably.  We cannot assure you that the overall dollar volume of the domestic or worldwide market for golf-related or video gaming products will grow, or that it will not decline, in the future. A decline in the golf or video gaming industry will likely have a negative impact on our revenues and results of operations.

Adverse general economic conditions also could reduce sales of our products and adversely affect our business.

Our products are recreational in nature and are, therefore, discretionary purchases for consumers. Consumers are generally more willing to make discretionary purchases of golf products under favorable economic conditions. Discretionary spending is affected by many factors, including, among others, general business conditions, interest rates, the availability of consumer credit, taxation, and consumer confidence in future economic conditions. Our customers’ purchases of discretionary items, including our products, could decline during periods when disposable income is lower, or periods of actual or perceived unfavorable economic conditions. Any significant decline in these general economic conditions or uncertainties regarding future economic prospects that adversely affect discretionary consumer spending could lead to reduced sales of our products. A prolonged economic downturn could have a material adverse effect on our business, financial condition, and results of operations.

The Company relies upon third-party manufacturers, suppliers and distributors, and the Company may not be able to maintain these relationships.

While the Company currently has a contractual relationship with a key manufacturer, it will need to secure contracts with key suppliers and distributors.  There is no assurance that these relationships will be maintained or that the Company will be able to renew these contractual relationships on terms favorable to it or at all.

The failure of the Company to maintain and renew these relationships on terms favorable to the Company could adversely affect its business, operating results and financial condition.

In addition, the Company cannot control the amount and timing of resources outside parties may devote to marketing and selling the Company’s products.  The failure of the Company to effectively develop and expand its internal sales and marketing organization, including its international distribution channels, may have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company may encounter difficulties in managing its growth, which could prevent it from executing its business strategy.

If the Company achieves its growth objectives, such growth would place a strain on its management systems and resources.  The Company’s ability to compete effectively and to manage future growth, if any, will require it to continue to improve its financial and management controls, reporting systems and procedures on a timely basis, and to expand, train and manage its employee work force.  There can be no assurance that the Company will be able to successfully do so, which could adversely affect its business, operating results and financial condition.

The Company’s business relies upon its intellectual property rights, and the extent and protection of those rights are not certain.

The Company’s ability to compete depends, in large part, upon the protection of its intellectual property.  The Company will rely on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality procedures, to establish and protect its proprietary rights. As of the date of this Memorandum, the Company has been issued U.S. and foreign patents covering various aspects of the TOMI products, and has received trademarks that register various aspects of the TOMI name, image and related phrases.

The Patent, and trademarks issued, may not be sufficiently broad to protect its proprietary technologies.  The Company cannot make assurances that the scope of the patents issued to it will be sufficiently broad to offer meaningful protection.  In addition, patents issued or patents licensed to the Company could be successfully challenged, invalidated or circumvented so that the Company’s patent rights would not create an effective competitive barrier.  Furthermore, the laws governing the scope of patent coverage and the periods of enforceability of patent protection continue to evolve.  The Company relies in part on trade secret protection of its intellectual property.  The Company attempts to protect its trade secrets by, among other things, entering into confidentiality agreements with third parties, employees and consultants. However, these agreements can be breached and, if they are, there may not be an adequate remedy available to the Company.  Also, the Company’s trade secrets might become known to a third party through means other than breach of the Company’s confidentiality agreements, or they could be independently developed by its competitors.

If the Company fails to protect its intellectual property rights, competitors may be able to use its technologies, which could weaken its competitive position, reduce its revenues or increase its costs.

Policing unauthorized use of the Company’s intellectual property is difficult and expensive and there can be no assurance that the steps taken by the Company will prevent the misappropriation or unauthorized use of its technologies, particularly in foreign countries where the laws may not protect proprietary rights as fully as U.S. law.  Competitors may independently develop similar technologies; duplicate the Company’s products or design around any patents issued or other intellectual property rights held by the Company. The Company has filed patent applications and has filed trademark applications in all foreign jurisdictions; however, any such failure to timely file for such protection may adversely affect the Company’s intellectual property rights in those foreign jurisdictions.  Litigation may be necessary to enforce the Company’s intellectual property rights or to determine the validity or scope of the proprietary rights of others.  As a result of any such litigation, the Company could lose its proprietary rights and incur substantial unexpected operating costs.

The Company faces the risk of product defects, warranty claims and product recalls, for which it does not plan to maintain insurance.

The Company’s products are newly developed and possible defects in their design or manufacture may result in customer dissatisfaction, warranty claims and in some cases product recalls.  There can be no assurance that the Company will not experience losses due to product-related issues in the future.  The Company does not plan to obtain insurance against product warranty claims.  Accordingly, the costs of any defects in the Company’s products, or the costs of defending claims asserting such defects, will be borne directly by the Company. Significant product warranty claims or product recalls could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company has never declared or paid a dividend, and does not anticipate paying cash dividends for the foreseeable future.

The Company has never declared or paid any cash dividends on its stock.  The Company currently intends to retain any future earnings for funding growth and, therefore, the Company does not currently anticipate paying cash dividends on its stock in the foreseeable future.  Any determination to pay dividends in the future will be at the discretion of the Board of Directors and will depend upon the Company’s results of operations, financial condition, and such other factors as the Board of Directors, in its discretion, deems relevant.

Risks Associated with Our Securities

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our Common Stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the OTCBB.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Due to lower trading volumes in shares of our Common Stock, there may be a lower likelihood of one’s orders for shares of our Common Stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

Our common stock is thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, our Common Stock is quoted in the OTC Bulletin Board market and the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending OTC Bulletin Board stocks because they are considered speculative, volatile and thinly traded. The OTC Bulletin Board market is an inter-dealer market much less regulated than the major exchanges and our Common Stock is subject to abuses, volatility and shorting. Thus, there is currently no broadly followed and established trading market for our Common Stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our Common Stock has been and may continue to be limited and sporadic. As a result of such trading activity, the quoted price for our Common Stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of our Common Stock or to obtain accurate quotations as to the market value of our Common Stock and as a result, the market value of our Common Stock likely would decline.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our Common Stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

Our common stock is classified as a “penny stock” as that term is generally defined in the Securities Exchange Act Of 1934, as amended, to mean equity securities with a price of less than $5.00. Our common stock will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

We will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our Common Stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•      the basis on which the broker or dealer made the suitability determination, and
•      that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Pure Motion from  June 1, 2009 to June 30, 2010  should be read in conjunction with the Selected Combined and Consolidated Financial Data, Pure Motion’s financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Our Business

On October6, 2010, Pure Motion entered into a Share Exchange Agreement with League Now Holdings whereby the holders of Pure Motion exchanged 100% of its issued and outstanding shares in exchange for the issuance of 1,500,563 shares of League Now common stock. The closing of the transaction took place on October 6, 2010.

The company has spent the last two years developing and customizing its patented reflector measurement technology to provide specific solutions to various gaming and military training entities. The company has introduced TOMI (the optimal motion instructor) as its first product utilizing the technology. TOMI is a software-based device that records every motion and angle of an object in three-dimensional space and groups the collected data into a graphical feedback system. The results are then displayed in a series of high resolution, easy-to-understand graphs and charts. TOMI’s application within the golf industry is one example of how the company has adapted its technology for specific use in the instructional sports industry, further applications in broad gaming and military training applications appear to be prevalent. Pure Motion has the ability to expand, develop and specialize its technology for wide ranging applications that have the potential to reach several near term vertical markets.

Results of operations for the six month period ended June 30, 2010 compared to the period from June 1, 2009 to December 31, 2009.

The following tables set forth key components of our results of operations for the periods indicated, in dollars and key components of our revenue for the period indicated, in dollars. The discussion following the table is based on these results.

Pure Motion, Inc.	Quarter Ended	1June 2009 to	1 June 2009 to
Statement of Operations	June 30, 2010	31-Dec 2009	March 31, 2010

Revenue	$128,210	$110,889	$174,994

Cost of Goods Sold	$38,996	$33,710.00	$53,198
Sales and Marketing	$33,075	$40,764.00	$45,687
General & Administrative	$94,902	$193,438.00	$240,889

Loss from Operations	$(38,763)	$(157,052)	$(164,780)
Other Income or (Loss)	$(5,364)	$(310,374)	$(314,774)
Net Loss Before Taxes	$(44,127)	$(467,427)	$(479,554)
Income Tax	-	-	-

Net Loss	$(44,127)	$(467,427)	$(479,554)

Net Loss Per Share	$0.02	$0.58	$0.60

Revenue:

Revenue increased by $64,105 or 58%, to $174,994 for the three-month period ended March 31, 2010 from $110,889 for the period from inception on June 1, 2009 to December 31, 2009. This was due to an increased acceptance of the company’s products and a new sales and marketing program.

Cost of Goods Sold

Cost of Goods Sold has increased to $38,996 for the three-month period ended June 30, 2010 from $33,710 in the period from June 1, 2009 to December 31, 2009.  The increase is primarily due to the increase in sales volumes of the company’s products.

 Operating Expenses:

Operating expenses  decreased by $  $106,225 or 45% to $$127,977 for the  six -month period ended  June 30, 2010 from ~~$~~ $234,202  for the period from June 1, 2009 to December 31, 2009.  The monthly run rate for the three-month period was $63,988. The decrease in operating expenses was due to the restructuring efforts of the company.

Loss from Operations:

Loss from operations reduced by $126,017, to a loss of $38,763 for the six month period ended June 30, 2010 from $157,052 for the June 1, 2009 to December 31, 2009 mainly due to restructuring of the company’s expenses which included a decrease in fixed costs and general and administrative expenses.

Interest Income:

The company had no interest income to report.

Net Loss:

Net Loss was $44,127 for the six-month period ended June 30, 2010, compared to a net loss of $467,427 for the period June 1, 2009 to December 31, 2009.  The company converted substantially all of its notes and debentures payable, and related accrued interest to common stock.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2010, we had net current liabilities of $980,146 compared to $9,135,619 at December 31, 2009. Our balance of cash and cash equivalents at June 30, 2010 was $338,086 compared to $378,863 at December 31, 2009.

Operational cash flow

We had operating cash outflows in the quarter ended June 30, 2010 of $23,149, and $26,822 in the period from June 1, 2009 to March 31, 2010.  Our primary uses of cash have been for developing our software, marketing expenses, employee compensation, product development and working capital. All cash we receive has been expended in the furtherance of growing assets.

Investing cash flows

We had no investing cash flows.

Financing cash flows

During the quarter ended June 30, 2010, there were no financing cash flows.  During the period from June 1, 2009 to Dec 31, 2009, we received net cash from funding activities of $188,700 from the issuance of shares to various investors.

Impact of Inflation

The business will have to absorb any inflationary increases on development costs in the short-term, with the expectation that it will be able to pass inflationary increases on costs on to our customers through price increases on the release of these new/enhanced products into the market and hence the management do not expect inflation to be a significant factor in our business.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.  Some of the critical accounting estimates are detailed below.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

Management

Appointment of New Directors

At the Closing Date of the Exchange Agreement, James Pregiato resigned as our sole officer and director.

The following table sets forth the names, ages, and positions of our new executive officers and directors. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION

Mario Barton	62	Chairman of the Board of Directors
Marius Filmalter	53	Research Director
Doug Anderson	57	Director
Mr. Brooks Thiele	60	Director

A brief biography of each officer and director is more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Executive Compensation

LEAGUE NOW CORPORATION EXECUTIVE COMPENSATION SUMMARY

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers of Famous Al’s. during the years ended December 31, 2009, and 2008 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
James Pregiato
President, Chief Executive Officer, Secretary, Treasurer	2009	12,000	0	0	0	0	0	0	$12,000
and Director	2008	12,000	0	0	0	0	0	0	$12,000

Employment Agreements

We currently do not have employment agreement with our officers and directors.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through to date.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2009 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (‘LTIP’) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

PURE MOTION EXECUTIVE COMPENSATION SUMMARY

The following table sets forth all cash compensation paid by Pure Motion, for the year ended December 31, 2009.  The table below sets forth the positions and compensations for each officer and director of Pure Motion.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Comp. ($)	Total ($)
Bill Kirkendall Chief Executive Officer	2008	0	0	0	0	0	0	25,977.25	25,977.25
Bill Kirkendall Chief Executive Officer	2009	0	0	0	0	0	0	11,550	11,550

Employment Agreements

In March 2007 Pure Motion entered into an employment agreement with Bill Kirkendall, the terms of the agreement was as follows; Mr. Kirkendall would serve as CEO until terminated by either party. The base pay was $165,000.oo annually. Bonus was 50% of annual base pay based on mutually agreed performance measures. Stock grant was issued in 2007 of 750,000 shares with an option for 250,000 shares to vest with certain milestones. The employment agreement was terminated by the company in January 2009.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2009 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (‘LTIP’) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Principal Stockholders

Pre-Combination

The following table sets forth certain information regarding our Common Shares beneficially owned on October 6, 2010, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding Common Shares of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on a pro forma basis prior to the Closing of the Combination and Offering.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Mr. James Pregiato 4075 Carambola Circle North Coconut Creek, Florida 33066	2,444,446	85.5%

Pyyllis Dominiani 4075 Carambola Circle North Coconut Creek, FL 33066	275,000	9.6

All Officers and Directors	2,444,446	85.5%

(1)	Based on 2,859,268 shares outstanding prior to the close of the Merger.

Post-Combination

Common Stock

The following table sets forth certain information regarding our Common Shares beneficially owned on the Closing Date, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding Common Shares of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Mario Barton 11407 North 78th Street Scottsdale, AZ 85260	469,676	10.77%

Brooks Thiele 502 Lindberg Springs Flagstaff, AZ 86001	15,005	Less than 1%

Doug Anderson 8335 De Ciello Paradise Valley 85253	469,676	10.77%

Mr. James Pregiato 4075 Carambola Circle North Coconut Creek, Florida 33066	2,444,446	56.06%

All Officers and Directors	954,357	21.88%

(1)	Based on 4,359,831 shares of Common Stock issued and outstanding after the close of the Merger.

Description of Securities

As of October 6, 2010, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.  As of October 6, 2010 and immediately after Closing, an aggregate of 4,359,831 shares of Common Stock were outstanding, including shares issued pursuant to the Closing.

(a) Common Shares.   Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a cash dividend and does not anticipate declaring any dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and preferred stockholders.

(b) Preferred Stock. Our Articles of Incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of Common Stock.

Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters

Our Common Stock is quoted on the Over-The-Counter Bulletin Board, under the trading symbol “LNWH” Our Common Stock listed at or near ask prices at any given time may be relatively small or non-existent. There can be no assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. If such a market is developed, we cannot assure you what the market price of our Common Stock will be in the future. You are encouraged to obtain current market quotations for our Common Stock and to review carefully the other information contained in this Report or incorporated by reference into this Report. We have never declared or paid cash dividends on our capital stock, and do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

Holders

As of October 6, 2010, 2,859,268 shares of Common Stock are issued and outstanding.  There are approximately 37 shareholders of our Common Stock.

Transfer Agent and Registrar

Olde Monmouth Stock Transfer is currently the transfer agent and registrar for our Common Stock.  Its address is 200 Memorial Parkway, Atlantic Highlands, NJ 07716.  Its phone number is (732) 872-2727.

Dividend Policy

We have never declared or paid dividends on our common stock.  We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance under Equity Compensation Plans

We did not have any equity compensation plans as of December 31, 2009.  Our Board of Directors may adopt an equity compensation plan in the future.

Certain Relationships and Related Transactions

Marketing Joint Venture - The Company is a party to a marketing joint venture agreement dated April 29, 2008, with Pure Motion Ventures, LLC, (“Ventures”) which is owned by four of the Company’s shareholders, including the principal shareholder. The agreement provides that Ventures will participate with the Company in television and internet marketing of the Company’s consumer putting system. The agreement provides that the Company will receive 40% of the profits of the venture. During 2009, sales of inventory to Ventures totaled $29,836. As of December 31, 2009, there were no profit distributions accrued.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted prior to the Share Exchange formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders.  However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Legal Proceedings

Currently there are no outstanding judgments against the Company or any consent decrees or injunctions to which the Company is subject or by which its assets are bound and there are no claims, proceedings, actions or lawsuits in existence, or to the Company’s knowledge threatened or asserted, against the Company or with respect to any of the assets of the Company that would materially and adversely affect the business, property or financial condition of the Company, including but not limited to environmental actions or claims. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Indemnification of Directors, Officers and Consultants

Our Articles of Incorporation provide that no director, officer of or consultant to the corporation past, present or future, shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the liability of a director for acts or omissions which involve intentional misconduct, fraud or knowing violation of law and for the payment of dividends is not so eliminated.  The corporation shall advance or reimburse reasonable expenses incurred by an affected officer, director or consultant without regard to the above limitations, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation. Our bylaws provide for the indemnification of our directors and officers, as to those liabilities and on those terms and conditions as appropriate.

Item 3.02  Unregistered Sales of Equity Securities

Pursuant to the Share Exchange Agreement, on October 6, 2010, the Pure Motion Shareholders acquired 1,500,563 common shares of League Now.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the Merger, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 5.01  Changes in Control of Registrant

As explained more fully in Item 2.01, in connection with the Share Exchange Agreement, on October 6, 2010, the Pure Motion Shareholders acquired 1,500,563 common shares of League Now in exchange for 100% of the Pure Motion Stock.  As such, immediately following the Merger, the Pure Motion Shareholders hold 34.4 % of the total issued and outstanding common stock of the Company upon receipt of the Final Cash Payment the Exchange Shares will represent approximately 78% of the issued and outstanding common stock of the Company.

In connection with the Closing of the Merger and as explained more fully in Item 2.01 above under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K, James Pregiato resigned from his positions.  Further, in connection with the resignation of James Pregiato, the following persons were appointed as our directors immediately following the Merger.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)   Resignation of Directors

On the Closing Date, James Pregiato resigned from our board of directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(b)   Resignation of Officers

On the Closing Date, James Pregiato resigned as our President, Treasurer, Secretary, Chief Executive Officer and Chief Financial Officer. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(c)   Appointment of Directors and Officers

The following persons were appointed as our officers and directors at Closing:

NAME	AGE	POSITION

Mario Barton	62	Chairman of the Board of Directors and Chief Executive Officer
Bill Kirkendall	56	Consultant
Marius Filmalter	53	Research Director
Doug Anderson	57	Director
Mr. Brooks Thiele	60	Director

 The business background descriptions of the newly appointed director and officer are as follows:

Mario Barton, Chairman of the Board and Chief Executive Officer

Mario Barton has over 25 years’ experience developing and selling medical product companies. Over his career, Mr. Barton has successfully launched, managed and subsequently sold six medical products and distribution companies, all primarily focused on the use of technology to create innovative products for professional or consumer applications.  These include major innovations in LASIK procedures for refractive vision correction, cosmetic surgery techniques for re-surfacing the skin, laser technology for dental procedures and a line of cosmetic products for skin rejuvenation.  Mr. Barton attended the University of California at Los Angeles.

Bill Kirkendall, Consultant

Bill Kirkendall has over 25 years experience in executive management, strategic planning, product development and mergers and acquisitions in the golf, consumer products and retail industries.  From 2002 until joining Pure Motion as CEO in 2007, Mr. Kirkendall served as an Independent Management Consultant to a number of new and existing entities within the consumer products and retail, community land development and real estate sectors.  In this role, he provided companies, such as Kodiak Boots, Village Golf Shop (specialty golf retailer), Berkeley Hall/John Reed Community Developers (private upscale golf community developer) and Golf Resources (leader in golf instruction facilities and golf course design), with business solution services on restructuring, strategic planning, business performance improvement, organization transformation, sales/marketing strategies, finance and interim management issues.  From 1999 to 2002, Mr. Kirkendall served as President and CEO at Orlimar Golf, a company that designs and provides high performance, quality golf clubs under the brand names Orlimar and Dave Pelz.  While at Orlimar, he was responsible for re-aligning the company’s cost structure, streamlining product categories and reducing SKUs to focus the company on its strength in the fairway woods golf club segment, and improving Orlimar’s DSO by streamlining its cash management process.  During his tenure at Orilmar, Mr. Kirkendall spearheaded the introduction of the company’s Hip Ti technology and the Hip Ti driver.  He also was responsible for the introduction of the Pelz wedges, which were designed by world renowned short game guru Dave Pelz and established in the market as the most technologically advanced wedges ever introduced.

From 1991 to 1999, Mr. Kirkendall served as President and CEO of Etonic Inc., a distributor, manufacturer and licensee of athletic footwear and apparel for well known brands Etonic, Puma and Tretorn that generated $180 million in annual sales, until the company was sold to Spalding Worldwide in 1999.  During his tenure, he was responsible for establishing Etonic as the number two golf shoe brand in the world with a market share of 20% and increasing total sales for the golf shoe division by 24% and international sales by 50% through the implementation of new marketing and sales strategies.  Mr. Kirkendall also was instrumental in developing a number of innovative new products and design improvements for Etonic Golf, including the Etonic Difference golf shoe which led the spike-less evolution in golf shoes, the Etonic Difference golf glove which was one of the first to use multiple materials in one glove, and the use of Gore-Tex in Etonic golf shoes to improve their ability to repel water.  In 1990, Mr. Kirkendall successfully managed Etonic’s acquisition of Puma USA and was in charge of completing the consolidation and assimilation of this business into Etonic’s operations.  Post acquisition, he was able to achieve a number of operational improvements at Puma, including increasing sales by 42%, reducing operating expenses by 24% and improving gross margins by 11% from 23% to 34%.  In addition, Mr. Kirkendall created and executed the company’s new business plan for Tretorn North America and established the Tretorn Nylite as a leader in the “Athleisure” ladies footwear category.  From 1982 to 1991, Mr. Kirkendall served in a number of senior executive roles and held various sales positions at Etonic.

Mr. Kirkendall graduated with a Bachelor of Arts degree in Business Administration from Illinois State University.  He was inducted into the Illinois State Athletic Hall of Fame in 2000 and received the Most Distinguished Alumni Award for the School of Business in 2001.  Since 2001, Mr. Kirkendall has served on the Board of Directors of The Finish Line, Inc. (Nasdaq: FINL), one of the largest mall-based specialty retailers operating under the Finish Line, Man Alive and Paiva brand names.

Marius Filmalter, Research Director

Marius Filmalter is a professional golf instructor who currently resides in Plano, Texas. Mr. Filmalter spent time on the PGA tour in South Africa during the 1980’s.  Since leaving the pro golf circuit, Mr. Filmalter has devoted his time and energies researching influences on the performance of golfers and in particular, motor strategy disturbances such as the yips. Together with Professor Ernst Poeppel of the University of Munich and other scientists, Mr. Filmalter helped develop new and more effective methods to facilitate the proper communication between body and mind. As an outgrowth of his studies, Mr. Filmalter was a prime contributor to the development of the SAM PuttLab and, more recently, the TOMI product line, a product line that utilizes Pure Motions’ XYZ platform. Mr. Filmalter has coached many of the top U.S. and International tour players on their putting techniques.  In addition, he recently completed a two-year comprehensive study on the yips syndrome in collaboration with the University of Oklahoma.

Mr. Filmalter graduated from the University of the Orange Freestate in South Africa with a Bachelor Procurationis degree (Law) and also studied at the University of Munich where he spearheaded research that contradicted numerous theories regarding the yips.

Doug Anderson, Director

Douglas A. Anderson M.D.

Dr. Anderson graduated from Augustana College, Sioux Falls, South Dakota and Tufts University School of Medicine, Boston, Massachusetts.  He completed his post-graduate training in Nephrology at Beth Israel Hospital and Harvard University. He started a private practice in Nephrology in Phoenix, Arizona and practiced there until his retirement in 2004. Various appointments and elected positions included Chairman of Medicine, Director of Intensive Care Services, and President of Arizona Nephrology Associates.

Dr. Anderson was instrumental in the formation of Renal West, a dialysis provider with 20 locations throughout Arizona with 2000 patients.  Renal West merged with several other providers throughout the United States in 1996 and formed Renal Care Group Inc., which became the third largest dialysis provider in the country.  Dr. Anderson served on the national Medical Advisory Board of Renal Care Group until his retirement.

Since retirement from medicine, Dr. Anderson has been involved with Pure Motion Inc. from the inception as a co-founder.

Brooks Thiele, Director

Mr. Brooks Thiele

Currently retired, Mr Thiele spent 30 years in the banking/mortgage lending industry with 13 years as a principal of a multi-state firm. His affiliations and achievements include Executive Board Forest Highlands Association, Finance Committee Chair, Executive Board Arizona Golf Association Volunteer of the Year Award. Mr Thiele is a graduate of the US Naval Academy.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

 (d) Employment Agreements of the Executive Officers

We currently do not have employment agreement with our officers and directors.

Item 5.06 Change in Shell Company Status

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Merger.  As a result of the Merger, American Standard became our wholly owned subsidiary and became our main operational business.  Consequently, the Merger has caused us to cease to be a shell company.  For information about the Merger, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

(b)  PRO FORMA FINANCIAL INFORMATION.

(c)  SHELL COMPANY TRANSACTIONS

Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement by and between the Company, Pure Motion and the Pure Motion Shareholders, dated October 6, 2010

3.1	Articles of Incorporation (incorporated by reference in the Registration Statement on Form SB-2 filed on February 1, 2008)

3.2	Bylaws (incorporated by reference in the Registration Statement on Form SB-2 filed on February 1, 2008)

99.1	The unaudited Balance Sheet, the Related Statements of Income and Retained Earnings and Cash Flows of Pure Motion, Inc. for the six months ended June 30, 2010

99.2	The Audited Consolidated Financial Statements of Pure Motion as of December 31, 2009 and December 31, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LEAGUE NOW HOLDINGS CORPORATION

Date: October 8, 2010	By:	/s/ Mario Barton
Mario Barton
Chief Executive Officer